Exhibit 3.1

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and
Restated Articles (PURSUANT TO NRS 78.403)
Officer’s Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT
1. Entity information:	Name of entity as on file with the Nevada Secretary of State:

Torchlight Energy Resources, Inc.

Entity or Nevada Business Identification Number (NVID):	E0768622007-2

2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)

☒   Certificate to Accompany Restated Articles or Amended and Restated Articles

☐   Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒   Amended and Restated Articles

*   Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)

☐   Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two-thirds of the following:

    (Check only one box)     ☐     incorporators             ☐    board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:     more than 50%

☐ Officer’s Statement (foreign qualified entities only) -
Name in home state, if using a modified name in Nevada:

Jurisdiction of formation:
Changes to takes the following effect:
	☐ The entity name has been amended.	☐ Dissolution
	☐ The purpose of the entity has been amended.	☐ Merger
	☐ The authorized shares have been amended.	☐ Conversion
☐ Other: (specify changes)

*   Officer’s Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.		Page 1 of 2
Revised: 1/1/2019

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and
Restated Articles (PURSUANT TO NRS 78.403)
Officer’s Statement (PURSUANT TO NRS 80.030)

4. Effective Date and	Date:	06/25/2021	Time:	1:01 p.m. PST
Time: (Optional)	(must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic corporations only)	Changes to takes the following effect:
☒ The entity name has been amended.
☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)
☐ The purpose of the entity has been amended.
☐ The authorized shares have been amended.
☐ The directors, managers or general partners have been amended.
☐ IRS tax language has been added.
☐ Articles have been added.
☐ Articles have been deleted.
☒ Other.
The articles have been amended as follows: (provide article numbers, if available)
Article FIRST has been amended to change the name; Article THIRD has been amended to add Section C as set forth in the attached additional page.
(attach additional page(s) if necessary)
6. Signature: (Required)
	X /s/ John A. Brda		President and Chief Executive Officer
	Signature of Officer or Authorized Signer		Title

X
	Signature of Officer or Authorized Signer		Title
*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.
Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.	Page 2 of 2 Revised: 1/1/2019

ATTACHMENT

TO

CERTIFICATE TO ACCOMPANY AMENDED AND RESTATED ARTICLES

of

TORCHLIGHT ENERGY RESOURCES, INC.

Entity Number E0768622007-2

Section 5 Information Being Changed:

Article FIRST, name has been changed to “Meta Materials Inc.” and Article THIRD has been amended to add Section C to provide for a reverse stock split of the Common Stock.

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

TORCHLIGHT ENERGY RESOURCES, INC.,

A NEVADA CORPORATION

Torchlight Energy Resources, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), in order to amend and restate its Articles of Incorporation in accordance with the requirements of Section 78.403 of the Nevada Revised Statutes, does hereby certify as follows:

1.

The Articles of Incorporation of the Corporation were filed with the Secretary of State of Nevada on October 30, 2007, and amended on February 8, 2011, December 10, 2014, September 14, 2015, June 5, 2015, September 25, 2015, July 8, 2016, August 18, 2017, and June 14, 2021.

2.

The amended and restated Articles of Incorporation were approved by the Board of Directors of the Corporation (the “Board of Directors”) on June 23, 2021. The vote by which the stockholders holding shares of the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote of classes or series, or as may be required by the provisions of the Articles of Incorporation have voted in favor of the Amended and Restated Articles of Incorporation is: 68.57%. The vote was held at a special stockholders’ meeting duly called and noticed, held on June 11, 2021.

3.	The Articles of Incorporation of the Corporation are amended and restated to read as follows:

FIRST: The name of the Corporation is Meta Materials Inc.

SECOND: The Corporation shall have unlimited power to engage in any legal purpose under the laws of the state of Nevada.

THIRD:

A. The Corporation is authorized to issue one billion (1,000,000,000) shares which shall be designated as Common Stock having a par value of $0.001 per share (the “Common Stock”) and two hundred million (200,000,000) shares which shall be designated as Preferred Stock having a par value of $0.001 per share (the “Preferred Stock”).

B. Shares of the Preferred Stock of the Corporation may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by the Board of Directors prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative participating, option or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereto, unless a vote of any such holders is required pursuant to any preferred stock designation.

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C. Effective on June 25, 2021 at 1:01 p.m. PST, (the “Effective Time”), each two shares of Common Stock issued and outstanding or held by the Corporation in treasury stock immediately prior to the Effective Time shall, automatically and without any action on the part of the respective holders thereof or the Corporation, be combined and converted into one (1) share of validly issued, fully paid and non-assessable Common Stock, subject to the treatment of fractional share interests as described below (the “Reverse Stock Split”). No fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Rather, fractional shares created as a result of the Reverse Stock Split shall be rounded down to the next whole number.

IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation this 24th day of June, 2021.

/s/ John A. Brda
John A. Brda
President and Chief Executive Officer

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